UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

CADIZ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California	70071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 271-1600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CDZI	The NASDAQ Global Market
Depositary Shares (each representing 1/1000th fractional interest in share of 8.875% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share	CDZIP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01     Other Events

     On December 15, 2023, the Company announced that the U.S. Bureau of Land Management “(“BLM”) issued a final decision approving the assignment of a Mineral Leasing Act (“MLA”) right-of-way (“ROW”) grant from El Paso Natural Gas (“EPNG”) to Cadiz Real Estate, LLC for the Company’s Northern Pipeline.

     Cadiz purchased the approximately 220-mile segment of pipeline from EPNG in 2020. As part of the purchase agreement, EPNG agreed to assign the 30-year MLA ROW grant to Cadiz subject to BLM’s approval. The BLM’s decision approves the assignment of the MLA ROW to Cadiz as required under the 2020 purchase agreement.

     The MLA ROW involves a 71-mile portion of the existing, 220-mile buried gas pipeline extending between Cadiz Valley in San Bernardino County and Wheeler Ridge, near Bakersfield, in Kern County.  The 30-inch steel pipeline was originally constructed in 1985 by All American Pipeline Company as part of a 1,200-mile network to transport oil from California to refineries in Texas. The pipeline was acquired by EPNG in 2001 and approved to transport natural gas in 2005 but the 220-mile segment was never put into service for that purpose. The 220-mile segment of unused pipeline was cleaned, filled with nitrogen and has been maintained with cathodic protection for 18 years.

     The Northern Pipeline is part of an underground network of existing pipelines that crisscross the Cadiz property and extend across hundreds of miles in San Bernardino, Kern and Riverside Counties. The Company, in conjunction with public agency partners, intends to utilize all or portions of these underground pipelines to transport surplus water to and from the Cadiz Water Conservation, Supply and Storage Project and to convert its wellfield operations from diesel generation to solar - natural gas microgrids that the Company believes can lower energy costs by 30%, provide 100% uptime reliability and cut carbon emissions by more than 75%.

     The BLM’s assignment of the MLA ROW to Cadiz perfects the Company’s title to the 220-mile Northern Pipeline, which the Company believes will enable it to secure financing and proceed with project development.

Item 7.01     Regulation FD Disclosure

     On December 15, 2023, the Company issued a press release regarding the BLM issuing a final decision approving the assignment of a Mineral Leasing Act right-of-way grant from El Paso Natural Gas to Cadiz Real Estate, LLC for the Company’s Northern Pipeline. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

     The information disclosed under this Item 7, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01         Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated December 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements regarding the Company’s plan to utilize its underground pipelines to transport surplus water to and from the Cadiz Water Conservation, Supply and Storage Project and to convert its wellfield operations from diesel generation to solar - natural gas microgrids and the ability of such microgrids to lower energy costs, perfect uptime reliability and cut carbon emissions.  Such statements are subject to significant risks and uncertainties, including the Company’s ability to secure any additional necessary permits for project development.  Although the Company believes that the expectations reflected in our forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Factors that could cause actual results or events to differ materially from those reflected in the Company’s forward-looking statements include potential litigation that may delay or impede project development, the Company’s ability to obtain financing as needed, and other factors and considerations detailed in the Company’s Securities and Exchange Commission filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CADIZ INC.

		By:	/s/ Stanley E. Speer
Stanley E. Speer Chief Financial Officer

Dated:	December 18, 2023